                                                                  Exhibit (m)(1)

NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 1

I. THE 0% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit   = Greater of Specified Amount or Percentage of Cash Value
                       = $250,000 or 222% x $13,748.50
                       = $250,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $11,137.52
+ Annual Premium*                    $ 3,500.00
- Premium Expense Charge**           $   122.50
- Monthly Deduction***               $   490.10
- Mortality & Expense Charge****     $   128.24
+ Hypothetical Rate of Return*****     ($148.19)
                                     ----------
=                                    $   13,748 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $5.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
 1      $ 35.79
 2      $ 35.80
 3      $ 35.81
 4      $ 35.82
 5      $ 35.83
 6      $ 35.84
 7      $ 35.85
 8      $ 35.86
 9      $ 35.87
10      $ 35.88
11      $ 35.89
12      $ 35.90
Total   $430.10

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, and 0.45% for years 11+.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

Month   Interest
-----   --------
 1       ($12.66)
 2       ($12.60)
 3       ($12.54)
 4       ($12.49)
 5       ($12.43)
 6       ($12.38)
 7       ($12.32)
 8       ($12.26)
 9       ($12.21)
10       ($12.15)
11       ($12.10)
12       ($12.04)
Total   ($148.19)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $13,748.50
- Year 5 Surrender Charge       $ 2,605.00
                                ----------
=                               $   11,143 (rounded to the nearest dollar)

II. THE 6% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit   = Greater of Specified Amount or Percentage of Cash Value
                       = $250,000 or 222% x $16,537.46
                       = $250,000

POLICY VALUE:

Year 5 Policy Value =

Policy Value at the end of year 4    $12,991.90
+ Annual Premium*                    $ 3,500.00
- Premium Expense Charge**           $   122.50
- Monthly Deduction***               $   485.92
- Mortality & Expense Charge****     $   144.97
+ Hypothetical Rate of Return*****   $   798.95
                                     ----------
=                                    $   16,537 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $5.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
 1      $ 35.51
 2      $ 35.50
 3      $ 35.50
 4      $ 35.50
 5      $ 35.50
 6      $ 35.49
 7      $ 35.49
 8      $ 35.49
 9      $ 35.49
10      $ 35.49
11      $ 35.48
12      $ 35.48
Total   $425.92

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, and 0.45% for years 11+.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

Month   Interest
-----   --------
    1   $ 66.27
    2   $ 66.32
    3   $ 66.38
    4   $ 66.44

    5   $ 66.49
    6   $ 66.55
    7   $ 66.61
    8   $ 66.66
    9   $ 66.72
   10   $ 66.78
   11   $ 66.83
   12   $ 66.89
Total   $798.95

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $16,537.46
- Year 5 Surrender Charge       $ 2,605.00
                                ----------
=                               $   13,932 (rounded to the nearest dollar)

III. THE 12% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit   = Greater of Specified Amount or Percentage of Cash Value
                       = $250,000 or 222% x $19,810.30
                       = $250,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $15,082.68
+ Annual Premium*                    $ 3,500.00
- Premium Expense Charge**           $   122.50
- Monthly Deduction***               $   481.12
- Mortality & Expense Charge****     $   163.83
+ Hypothetical Rate of Return*****   $ 1,995.07
                                     ----------
=                                    $   19,810 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $5.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
    1   $ 35.19
    2   $ 35.17
    3   $ 35.15
    4   $ 35.14
    5   $ 35.12
    6   $ 35.10
    7   $ 35.09
    8   $ 35.07
    9   $ 35.05
   10   $ 35.03
   11   $ 35.02
   12   $ 35.00
Total   $421.12

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, and 0.45% for years 11+.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

Month   Interest
-----   --------
 1      $  160.94
 2      $  161.88
 3      $  162.83
 4      $  163.79
 5      $  164.75
 6      $  165.72
 7      $  166.70
 8      $  167.69
 9      $  168.68
10      $  169.68
11      $  170.69
12      $  171.71
Total   $1,995.07

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $19,810.30
- Year 5 Surrender Charge       $ 2,605.00
                                ----------
=                               $   17,205 (rounded to the nearest dollar)

NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 2

I. THE 0% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit   = Greater of Specified Amount or Percentage of Cash Value
                       = $250,000 or 222% x $12,481.97
                       = $250,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $10,169.64
+ Annual Premium*                    $ 3,500.00
- Premium Expense Charge**           $   122.50
- Monthly Deduction***               $   810.90
- Mortality & Expense Charge****     $   117.96
+ Hypothetical Rate of Return*****     ($136.31)
                                     ----------
=                                    $   12,482 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $5.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
 1      $ 62.45
 2      $ 62.47
 3      $ 62.49
 4      $ 62.52
 5      $ 62.54
 6      $ 62.56
 7      $ 62.59
 8      $ 62.61

 9      $ 62.63
10      $ 62.66
11      $ 62.68
12      $ 62.70
Total   $750.90

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

Month   Interest
-----   --------
    1    ($11.79)
    2    ($11.71)
    3    ($11.63)
    4    ($11.55)
    5    ($11.48)
    6    ($11.40)
    7    ($11.32)
    8    ($11.24)
    9    ($11.16)
   10    ($11.09)
   11    ($11.01)
   12    ($10.93)
Total   ($136.31)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $12,481.97
- Year 5 Surrender Charge       $ 2,605.00
                                ----------
=                               $    9,877 (rounded to the nearest dollar)

II THE 6% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit   = Greater of Specified Amount or Percentage of Cash Value
                       = $250,000 or 222% x $15,086.86
                       = $250,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $11,910.34
+ Annual Premium*                    $ 3,500.00
- Premium Expense Charge**           $   122.50
- Monthly Deduction***               $   804.10
- Mortality & Expense Charge****     $   133.69
+ Hypothetical Rate of Return*****   $   736.81
                                     ----------
=                                    $   15,087 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $5.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
    1   $ 61.98
    2   $ 61.99
    3   $ 61.99
    4   $ 62.00
    5   $ 62.00
    6   $ 62.01
    7   $ 62.01
    8   $ 62.01
    9   $ 62.02
   10   $ 62.02
   11   $ 62.03
   12   $ 62.03
Total   $744.10

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

Month   Interest
-----   --------
 1       $ 61.77
 2       $ 61.71
 3       $ 61.64
 4       $ 61.57
 5       $ 61.50
 6       $ 61.44
 7       $ 61.37
 8       $ 61.30
 9       $ 61.23
10       $ 61.16
11       $ 61.09
12       $ 61.03
Total    $736.81

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $15,086.86
- Year 5 Surrender Charge       $ 2,605.00
                                ----------
=                               $   12,482  (rounded to the nearest dollar)

III. THE 12% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit   = Greater of Specified Amount or Percentage of Cash Value
                       = $250,000 or 222% x $18,150.80
                       = $250,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $13,876.59
+ Annual Premium*                    $ 3,500.00
- Premium Expense Charge**           $   122.50
- Monthly Deduction***               $   796.27
- Mortality & Expense Charge****     $   151.46
+ Hypothetical Rate of Return*****   $ 1,844.44
                                     ----------
=                                    $   18,151 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $5.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month      COI
-----   --------
 1      $ 61.46
 2      $ 61.44
 3      $ 61.42
 4      $ 61.41
 5      $ 61.39
 6      $ 61.37
 7      $ 61.35
 8      $ 61.33
 9      $ 61.31
10      $ 61.29
11      $ 61.27
12      $ 61.25
Total   $736.27

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

Month    Interest
-----   ---------
    1   $  150.18
    2   $  150.80
    3   $  151.43
    4   $  152.06
    5   $  152.70
    6   $  153.35
    7   $  154.00
    8   $  154.65
    9   $  155.31
   10   $  155.98
   11   $  156.65
   12   $  157.33
Total   $1,844.44

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $18,150.80
- Year 5 Surrender Charge       $ 2,605.00
                                ----------
=                               $   15,546 (rounded to the nearest dollar)